UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 5, 2014

PDC ENERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	0-7246	95-2636730
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

1775 Sherman Street, Suite 3000 Denver, CO	80203
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 303-860-5800

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

As discussed in Item 5.07 below, at the Company’s annual meeting of stockholders held on June 5, 2014, the stockholders approved and adopted the Fourth Amended and Restated Articles of Incorporation of PDC Energy, Inc. to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000. A copy of the Fourth Amended and Restated Articles of Incorporation, as accepted for filing with the Nevada Secretary of State on June 6, 2014, is attached hereto as Exhibit 3.1 and is incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders.

The Company held its annual meeting of stockholders on June 5, 2014. Holders of 35,798,743 shares of the Company’s common stock outstanding at the close of business on April 14, 2014 were entitled to vote at the meeting, of which 32,263,363 shares, or approximately 90.12%, of those entitled to vote, were represented in person or by proxy at the annual meeting.

The certified results of the matters voted upon at the annual meeting, which are more fully described in the Company’s proxy statement, are as follows:

PROPOSAL # 1 – Election of Class I Directors
Joseph E. Casabona	For: 29,596,388 Withheld: 403,549 Broker Non-Votes: 2,263,426
David C. Parke	For: 29,304,200 Withheld: 695,737 Broker Non-Votes: 2,263,426
Jeffrey C. Swoveland	For: 29,329,764 Withheld: 670,173 Broker Non-Votes: 2,263,426

PROPOSAL # 2 – To ratify the selection of PricewaterhouseCoopers LLP as the independent registered public accounting firm for the Company for the year ending December 31, 2014
PricewaterhouseCoopers LLP	For: 32,195,740 Against: 47,461 Abstain: 20,162

PROPOSAL # 3 – Advisory Vote to Approve the Compensation of the Company’s Named Executive Officers
For: 28,318,932 Against: 1,657,886 Abstain: 23,119 Broker Non-Votes: 2,263,426

PROPOSAL # 4 – To approve and adopt the Fourth Amended and Restated Articles of Incorporation to increase the number of authorized shares of common stock from 100,000,000 to 150,000,000
For: 24,906,707 Against: 7,236,528 Abstain: 120,128

Item 9.01	Financial Statements and Exhibits.

(d)        Exhibits.

Exhibit Number	Description

3.1	Fourth Amended and Restated Articles of Incorporation of PDC Energy, Inc. effective as of June 6, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 10, 2014

PDC ENERGY, INC.

By:	/s/ Daniel W. Amidon
Daniel W. Amidon Senior Vice President, General Counsel and Secretary